AMENDMENT NO. 1 TO LICENSE AGREEMENTS
                      -------------------------------------

            THIS AMENDMENT MADE IN THE CITY OF NEW YORK, STATE OF NEW YORK BY AND BETWEEN HOUBIGANT, INC., a Delaware corporation, c/o Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York (hereinafter referred to as the "Grantor"), and DANA PERFUMES CORP., a Delaware corporation (f/k/a New Dana Acquisition Corp.), as the successor-in-interest, by operation of law, of Parfums Parquet, Inc., a Delaware corporation, a successor-in-interest to New Fragrance License Corp., pursuant to a Plan and Agreement of Merger, dated as of March 25, 1996 ("PPI"), 635 Madison Avenue, New York, New York (hereinafter referred to as "PPI"), and HOUBIGANT (1995) LIMITEE, a Canadian corporation, duly incorporated, and successor-in-interest to 3088766 Canada Ltd., having a principal place of business at 1597 Rue Cunard Laval, (Quebec) H7S 2B4 Canada ("Limitee" and together with PPI the "Licensee").

            WHEREAS, the Grantor and the Licensee are parties to a certain license agreement dated May, 1994, as amended, to manufacture and distribute certain fragrances including Chantilly (the "Fragrances") in the western hemisphere (excluding Canada) (the "Western Hemisphere License Agreement").

            WHEREAS, the Grantor and the Licensee are parties to a certain license agreement dated August 10, 1994, as amended, to manufacture and distribute the Fragrances in the balance of the world (excluding Canada) (the "Worldwide License Agreement").

            WHEREAS, Limitee is the assignee from ACB Mercantile Inc. ("ACB") of a certain license agreement dated April 1, 1993 between Grantor and ACB, as amended, granting Limitee as ACB's assignee a license to manufacture and distribute the Fragrances in Canada ("Old License Agreement"), or the License Agreement, dated __________, 1996, between Houbigant (1995) Limitee and
Houbigant, Inc., as amended, with respect to the Canadian territory, which agreement will replace the Old License Agreement (together with the Old License Agreement hereinafter referred to as the "Canadian License" and together with the Western Hemisphere License Agreement and the Worldwide License Agreement, the "License Agreements"). Capitalized terms used but not defined herein have the meanings given them in the respective License Agreement.

            WHEREAS, the parties desire to amend each of the License Agreements to reflect an addition to the schedule of Trade Marks annexed to each of the License Agreements.

            WHEREAS, the parties wish to provide for a modification of the royalty payments to be due under the License Agreements with respect to a new line of products to be marketed under the name "White Chantilly" by the Licensee ("White Chantilly Products").

            THEREFORE, the parties hereto agree with respect to White Chantilly as follows:

            1. The definition of the term "Trade Marks" in each of the License Agreements is hereby amended by the addition of the words "White Chantilly" as a trade mark, and the definition of the term "Products" in each of the License Agreements shall be deemed to include White Chantilly Products.

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            2.   Anything   to   the   contrary   in  the   License   Agreements
notwithstanding, Royalties shall be payable to the Grantor under each License Agreement with respect to sales of White Chantilly Products if and when and to the extent that the cumulative amount of the Licensee's Net Profit (as defined in paragraph "3" below), if any, exceeds the Licensee's Investment which Licensee represents and Grantor accepts being $532,000.

            3. "Net Profit" for any period means the excess, if any, of all sales of White Chantilly Products for that period determined in accordance with generally accepted accounting principles (less all applicable returns, allowances and reserves (including reserves for uncollectibles)) ("Net Sales") over the sum of the following items for or with respect to that period (i) all Direct Costs, (ii) the portion of Overhead allocated to the White Chantilly Products and (iii) all applicable sales taxes (as defined in paragraph "4" below) (collectively, the "Allocated Overhead Portion").

            For this purpose:

            (i) "Direct Costs" means all variable and fixed costs that directly benefit and exclusively relate to sales of or sales activities relating to White Chantilly Products, including but not limited to all costs of sales including direct labor and direct product costs (such as costs of essential oils and other components, and of bottling and packaging materials) and expenditures relating to all shipping and handling, promotion and advertising (including but not limited to cash and trade discounts, trade programs, national, local and international advertising (including physical material used for broadcasting or print promotion expenses (including the preparation and distribution of promotional material) demonstration allowances, testers, promotion

            (ii) "Overhead" means all of the costs and expenses of the Licensee and its Consolidated Group, other than their Investment and Direct Costs, but including but not limited to all selling, general and administrative expenses (such as salespersons' salaries and commissions and related payroll taxes, general advertising, rent, travel and entertainment, depreciation, amortization, corporate and administrative salaries, employer payroll taxes, interest accrued or paid, accounting, auditing and legal expenses).

            4. The parties agree that the Allocated Overhead Portion shall be 20% of the Net Sales of White Chantilly Products for each of the first and second 12 month periods following the initial shipment of White Chantilly Products and for each 12 month period thereafter shall be 15% of the net sales of White Chantilly Products.

            5. The Licensee shall deliver to the Grantor, within 30 days after the close of each quarterly period ending on a March 31, June 30, September 30 and December 31 as long as any License Agreement remains in effect (commencing with the quarterly period ending December 31, 1995), a written report showing, in reasonable detail, the calculation of the Licensee's cumulative Net Profit, if any, for that quarter (provided that the first such report shall include the period from commencement of activities relating to White Chantilly Products through December 31, 1995).


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            6. Except as expressly set forth above, the License Agreements shall remain in full force and effect and unaffected hereby.

            IN WITNESS WHEREOF, the parties have caused this amendment to be executed as of July __, 1996.

                                                HOUBIGANT, INC.

                                                By: /s/ Michael Sherman
                                                   -----------------------
                                                        Michael J. Sherman
                                                        Chief Executive Officer

                                                DANA PERFUMS, CORP.

                                                By: /s/ Albert DeChellis
                                                   -----------------------
                                                        Albert E. DeChellis
                                                        Group Vice President
Consented to:

THE   CHASE   MANHATTAN   BANK,    formerly   known   as   Chemical   Bank,   as
successor-in-interest to Chemical Bank of New Jersey, N.A., individually and as Collateral Agent for Itself and Fleet Bank, national association

By: /s/  Billie Prue
    ----------------
         Billie J. Prue
         Vice President

FLEET BANK, national association as successor-in-interest to NatWest Bank, N.A. (f/k/a National
WestminsterBank USA)

By: /s/ Charles Greer
        -------------
        Charles Greer
        Vice President

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